SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  December 15, 2008

_______________________________

CSX CORPORATION
(Exact name of registrant as specified in its charter)

_______________________________

Virginia
(State or other jurisdiction of
incorporation or organization)

1-8022	62-1051971
(Commission File Number)	(IRS Employer Identification No.)

500 Water Street, 15th Floor, Jacksonville, Florida 32202
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:
(904) 359-3200

_______________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events

Section 16(b) Settlement

On December 16, 2008, CSX Corporation (“CSX”) joined in a settlement with all parties to a civil action brought by plaintiff, Deborah Donoghue, a shareholder of CSX, in federal court in New York to recover so-called “short-swing” profits under Section 16(b) of the Securities Exchange Act of 1934 (the “Exchange Act”) alleged to have been realized by defendants related to The Children’s Investment Fund and 3G Capital Partners LP in connection with their alleged purchases and sales of CSX securities.  The settlement is subject to approval by the court.  If approved, CSX will receive $10 million from TCI and $1 million from 3G and the defendants will be released from claims of violations of Section 16(b) of the Exchange Act.

The foregoing description of the settlement is qualified in its entirety by reference to the full text of the Stipulation of Settlement and the exhibits thereto, a copy of  which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.  A copy of the press release issued by CSX is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Steger Litigation

On June 6, 2008, Louis Steger filed a purported class action lawsuit in the Circuit Court of the Fourth Judicial Circuit of the State of Florida, in and for Duval County, against the directors of CSX Corporation, alleging breaches of fiduciary duty in connection with the solicitation of proxies for the CSX 2008 annual meeting of shareholders.  On December 15, 2008, plaintiffs filed a voluntary stipulation of dismissal of the lawsuit, without prejudice.

Item 9.01.  Exhibits.

(d)    Exhibits required to be filed by Item 601 of Regulation S-K.

Exhibit No.	Description
10.1	Stipulation of Settlement, dated December 16, 2008 and the exhibits thereto

99.1	Press Release

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CSX CORPORATION

By:	/s/ Ellen M. Fitzsimmons
Ellen M. Fitzsimmons
Senior Vice President - Law and
Public Affairs, General Counsel and
Corporate Secretary

Date:  December 17, 2008